Exhibit 99.1

Fox Factory Holding Corp. Reports Third Quarter Fiscal 2024 Financial Results
DULUTH, Georgia, October 31, 2024 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”), a premium brand and a global leader in the design, engineering and manufacturing of performance-defining products and systems for customers worldwide, today reported financial results for the third fiscal quarter ended September 27, 2024.

Third Quarter Fiscal 2024 Highlights
•Net sales for the third quarter of fiscal 2024 were $359.1 million, a sequential increase of 3.1% and an 8.5% increase over the prior year
•Revenue and earnings per diluted share within the low end of our guidance range
•Bike revenues grew 21.9% sequentially, and 38.7% over the prior year
•Executed $400 million in interest rate swap hedges to reduce interest expense and provide greater predictability
•Initiated strategic actions in AAG segment in third quarter aimed at improving inventory position
•Announced expanded cost optimization efforts targeting more than $25 million across enterprise to recapture margin amid challenged macroeconomic backdrop

Management Commentary
“Although we delivered sequential and year-over-year revenue growth in the third quarter, our OEM customers remained challenged due to broader market conditions impacting consumer discretionary spending, which pushed results towards the lower end of our expectations,” commented Mike Dennison, FOX's Chief Executive Officer. “We've responded decisively to these challenges by implementing both immediate and longer-term actions to strengthen our business, including aggressive cost management and strategic operational improvements. Importantly, underlying demand for FOX’s innovative products remains strong across our segments, particularly evident in our aftermarket channels where we continue to see growth.”
Mr. Dennison continued, “During the third quarter, we began developing and implementing plans across a series of key priorities, reflecting a commitment to adjust our business structure to operate efficiently in a number of demand environments so that we can protect margins and drive significant, and consistent, free cash flow to de-lever our balance sheet. We have initiated this strategy through swift actions in our AAG segment that we expect to improve margins in the fourth quarter, and are extending these efforts across our other business segments as well. We expect our combined efforts to result in more than $25 million of annualized cost reductions to strategically position ourselves to capitalize on opportunities as consumer demand accelerates in the future.”

Third Quarter 2024 Results
Net sales for the third quarter of fiscal 2024 were $359.1 million, an increase of 8.5%, as compared to net sales of $331.1 million in the third quarter of fiscal 2023. This increase reflects a $77.5 million or 107.6% increase in Specialty Sports Group (“SSG”), partially offset by a $35.8 million or 26.3% decrease in Aftermarket Applications Group (“AAG”) and a $13.7 million or 11.2% decrease in Powered Vehicles Group (“PVG”). The increase in SSG net sales from $72.0 million to $149.5 million is primarily related to the inclusion of $49.6 million in net sales from Marucci, which we acquired in November 2023, and a $27.9 million increase in bike sales. Sequentially, bike revenues grew by 21.9%. Although bike sales improved compared to prior year, the ongoing channel inventory recalibration and, to a lesser extent, lower end consumer demand remain headwinds. The decrease in AAG net sales from $136.0 million to $100.3 million is driven by lower upfitting sales due to product mix, higher interest rates impacting dealers and consumers, and higher inventory levels at dealerships. The decrease in PVG net sales from $123.1 million to $109.3 million is primarily due to lower industry demand in power sports and automotive because of higher interest rates.
Gross margin was 29.9% for the third quarter of fiscal 2024, a 250-basis point decrease from gross margin of 32.4% in the third quarter of fiscal 2023. The decrease in gross margin was primarily driven by shifts in our product line mix and reduced operating leverage on lower volume. Adjusted gross margin, which excludes the effects of organizational restructuring expenses in the prior year, decreased 330 basis points to 29.9% from the same prior fiscal year period.
Total operating expenses were $88.7 million, or 24.7% of net sales, for the third quarter of fiscal 2024, compared to $65.9 million, or 19.9% of net sales in the third quarter of fiscal 2023. Operating expenses increased by $22.8 million primarily driven by the inclusion of Marucci operating expenses of $19.7 million. Adjusted operating expenses were $75.8 million, or 21.1% of net sales in the third quarter of fiscal 2024, compared to $58.3 million, or 17.6% of net sales, in the third quarter of the prior fiscal year.
Tax expense was $0.3 million in the third quarter of fiscal 2024, compared to tax expense of $3.5 million in the third quarter of fiscal 2023. The decrease in the Company’s income tax expense was primarily due to a decrease in pre-tax income.
Net income in the third quarter of fiscal 2024 was $4.8 million, compared to net income of $35.3 million in the third quarter of the prior fiscal year. Earnings per diluted share for the third quarter of fiscal 2024 was $0.11, compared to earnings per diluted share of $0.83 for the third quarter of fiscal 2023. Adjusted net income in the third quarter of fiscal 2024 was $14.8 million, or $0.35 of adjusted earnings per diluted share, compared to adjusted net income of $44.8 million, or $1.05 of adjusted earnings per diluted share, in the same period of the prior fiscal year.
Adjusted EBITDA in the third quarter of fiscal 2024 was $42.0 million, compared to $63.7 million in the third quarter of fiscal 2023. Adjusted EBITDA margin in the third quarter of fiscal 2024 was 11.7%, compared to 19.2% in the third quarter of fiscal 2023.

First Nine Months Fiscal 2024 Results
Net sales for the nine months ended September 27, 2024, were $1,041.1 million, a decrease of 8.0% compared to the first nine months in fiscal 2023. This decrease reflects a $121.1 million or 28.1% decrease in AAG net sales and a $60.3 million or 14.9% decrease in PVG net sales, partially offset by a $90.8 million or 30.7% increase in SSG net sales. The decrease in AAG net sales from $430.4 million to $309.3 million is driven by lower upfitting sales due to product mix, higher interest rates impacting dealers and consumers, and higher inventory level at dealerships. The decrease in PVG net sales from $405.5 million to $345.2 million is primarily due to lower industry demand in power sports and automotive because of higher interest rates. The increase in SSG sales from $295.8 million to $386.6 million is related to the inclusion of $150.8 million in net sales from Marucci, partially offset by a reduction in bike sales of $60.0 million because of the ongoing channel inventory recalibration and, to a lesser extent, lower end consumer demand.

Gross margin was 30.9% in the first nine months of fiscal 2024, a 200-basis point decrease, compared to gross margin of 32.9% in the first nine months of fiscal 2023. The decrease in gross margin for the first nine months of fiscal 2024 was primarily driven by shifts in our product line mix and operating leverage on lower volume. Adjusted gross margin, excluding the effects of the amortization of an acquired inventory valuation markup and organizational restructuring expenses, was 31.3% in the first nine months of fiscal 2024, a 270-basis point decrease, compared to 34.0% in the first nine months of fiscal 2023.

Total operating expenses were $275.3 million, or 26.4% of net sales, for the first nine months of fiscal 2024, compared to $223.7 million, or 19.8% of net sales in the first nine months of fiscal 2023. Operating expenses increased by $51.6 million primarily due to the inclusion of Marucci operating expenses of $59.9 million, partially offset by cost controls. Adjusted operating expenses were $234.5 million, or 22.5% of net sales in the first nine months of fiscal 2024, compared to $199.6 million, or 17.6% of net sales, in the first nine months of the prior fiscal year.

Net income in the first nine months of fiscal 2024 was $6.7 million, compared to $116.8 million in the first nine months of the prior fiscal year. Earnings per diluted share for the first nine months of fiscal 2024 was $0.16, compared to $2.75 in the same period of fiscal 2023. Adjusted net income in the first nine months of fiscal 2024 was $42.6 million, or $1.02 of adjusted earnings per diluted share, compared to $147.2 million, or $3.46 of adjusted earnings per diluted share in the same period of the prior fiscal year.

Adjusted EBITDA decreased to $126.6 million in the first nine months of fiscal 2024, compared to $222.3 million in the first nine months of fiscal 2023. Adjusted EBITDA margin decrease to 12.2% in the first nine months of fiscal 2024, compared to 19.6% in the first nine months of fiscal 2023.
Reconciliations to non-GAAP measures are provided at the end of this press release.

Balance Sheet Summary
As of September 27, 2024, the Company had cash and cash equivalents of $89.2 million, compared to $83.6 million as of December 29, 2023. Inventory was $401.4 million as of September 27, 2024, compared to $371.8 million as of December 29, 2023. As of September 27, 2024, accounts receivable and accounts payable were $192.5 million and $134.6 million, respectively, compared to $171.1 million and $104.2 million, respectively, as of December 29, 2023. Prepaids and other current assets were $128.0 million as of September 27, 2024, compared to $141.5 million as of December 29, 2023. The increase in cash and cash equivalents was primarily due to a decrease in prepaids and other current assets driven by lower chassis deposits as we worked to sell through model year 2024. Inventory increased by $29.5 million driven by timing and some seasonal inventory. The change in accounts receivable is due to higher sales in fiscal quarter ended September 27, 2024 compared to fiscal quarter ended December 29, 2023. The change in accounts payable reflects the timing of vendor payments. Total debt was $768.4 million as of September 27, 2024, compared to $743.5 million as of December 29, 2023.
Fourth Quarter and Fiscal 2024 Guidance
For the fourth quarter of fiscal 2024, the Company expects net sales in the range of $300 million to $340 million and adjusted earnings per diluted share in the range of $0.25 to $0.40.
For the fiscal year 2024, the Company now expects net sales in the range of $1.341 billion to $1.381 billion, adjusted earnings per diluted share in the range of $1.27 to $1.42, and a full year adjusted tax rate in the range of 15% to 18%.
Adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and strategic transformation costs. A quantitative reconciliation of adjusted earnings per diluted share for the fourth quarter and full fiscal year 2024 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call & Webcast
The Company will hold an investor conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number for North America listeners is (800) 225-9448, and international listeners may dial (203) 518-9708; the conference ID is FOXFQ324 or 36937324. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the Company’s website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
Available Information
Fox Factory Holding Corp. announces material information to the public about the Company through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, and the investor relations section of its website (https://investor.ridefox.com/investor-relations/default.aspx) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. is a global leader in the design engineering and manufacturing of premium products that deliver championship-level performance for specialty sports and on and off-road vehicles. Its portfolio of brands, like FOX, Marucci, Method Race Wheels and more, are fueled by unparalleled innovation that continuously earns the trust of professional athletes and passionate enthusiasts all around the world. The Company is a direct supplier of shocks, suspension, and components to leading powered vehicle and bicycle original equipment manufacturers and offers premium baseball and softball gear and equipment. The Company acquires complementary businesses to integrate engineering and manufacturing expertise to reach beyond its core shock and suspension segment, diversifying its product offerings and increasing its market potential. It also provides products in the aftermarket through its global network of retailers and distributors and through direct-to-consumer channels.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”), FOX is including in this press release certain non-GAAP financial measures consisting of “adjusted gross profit,” “adjusted gross margin,” “adjusted operating expense,” “adjusted operating expense as a percentage of net sales”, “adjusted net income,” “adjusted earnings per diluted share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” all of which are non-GAAP financial measures. FOX defines adjusted gross profit as gross profit adjusted for the amortization of acquired inventory valuation markups. Adjusted gross margin is defined as adjusted gross profit divided by net sales. FOX defines adjusted operating expense as operating expense adjusted for amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and certain strategic transformation costs. FOX defines adjusted operating margin as adjusted operating expense divided by net sales. FOX defines adjusted net income as net income adjusted for amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and strategic transformation costs, all net of applicable tax. Adjusted earnings per diluted share is defined as adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes or tax benefits, amortization of purchased intangibles, depreciation, stock-based compensation, litigation and settlement related expenses, organizational restructuring expenses, acquisition and integration-related expenses and strategic transformation costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales. These adjustments are more fully described in the tables included at the end of this press release.
FOX includes these non-GAAP financial measures because it believes they allow investors to better understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating the non-GAAP financial measures consisting of adjusted gross profit, adjusted operating expense, adjusted net income and adjusted EBITDA (and accordingly, adjusted gross margin, adjusted operating expense as a percentage of net sales, adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate adjusted gross profit, adjusted gross margin, adjusted operating expense, adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	As of	As of
	September 27, 2024	December 29, 2023

Assets
Current assets:
Cash and cash equivalents	$89,241	$83,642
Accounts receivable (net of allowances of $1,901 and $1,158, respectively)	192,539	171,060
Inventory	401,363	371,841
Prepaids and other current assets	128,026	141,512
Total current assets	811,169	768,055
Property, plant and equipment, net	243,215	237,192
Lease right-of-use assets	108,054	84,317
Deferred tax assets	21,554	21,297
Goodwill	635,991	636,565
Trademarks and brands, net	265,876	273,293
Customer and distributor relationships, net	165,775	184,269
Core technologies, net	23,904	25,785
Other assets	12,721	11,525
Total assets	$2,288,259	$2,242,298
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$134,554	$104,150
Accrued expenses	93,874	103,400
Current portion of long-term debt	24,286	14,286
Total current liabilities	252,714	221,836
Revolver	210,000	370,000
Term Loans, less current portion	534,144	359,242
Other liabilities	94,343	69,459
Total liabilities	1,091,201	1,020,537
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of September 27, 2024 and December 29, 2023	—	—
Common stock, $0.001 par value — 90,000 authorized; 42,573 shares issued and 41,683 outstanding as of September 27, 2024; 42,844 shares issued and 41,954 outstanding as of December 29, 2023	42	42
Additional paid-in capital	336,231	348,346
Treasury stock, at cost; 890 common shares as of September 27, 2024 and December 29, 2023	(13,754)	(13,754)
Accumulated other comprehensive (loss) income	(1,055)	9,041
Retained earnings	875,594	878,086
Total stockholders’ equity	1,197,058	1,221,761
Total liabilities and stockholders’ equity	$2,288,259	$2,242,298

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net sales	$359,121	$331,117	$1,041,084	$1,131,683
Cost of sales	251,642	223,890	719,484	759,132
Gross profit	107,479	107,227	321,600	372,551
Operating expenses:
General and administrative	32,436	25,710	106,819	89,692
Sales and marketing	29,103	24,439	89,828	74,664
Research and development	16,103	8,904	45,331	39,374
Amortization of purchased intangibles	11,035	6,809	33,355	19,982
Total operating expenses	88,677	65,862	275,333	223,712
Income from operations	18,802	41,365	46,267	148,839
Interest expense	14,228	3,466	41,422	11,405
Other income, net	(456)	(878)	(458)	(318)
Income before income taxes	5,030	38,777	5,303	137,752
Provision (benefit) for income taxes	250	3,484	(1,388)	20,957
Net income	$4,780	$35,293	$6,691	$116,795
Earnings per share:
Basic	$0.11	$0.83	$0.16	$2.76
Diluted	$0.11	$0.83	$0.16	$2.75
Weighted-average shares used to compute earnings per share:
Basic	41,699	42,395	41,674	42,350
Diluted	41,724	42,510	41,719	42,497

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the nine months ended
	September 27, 2024	September 29, 2023
OPERATING ACTIVITIES:
Net income	$6,691	$116,795
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	61,699	43,519
Provision for inventory reserve	2,685	3,906
Stock-based compensation	6,574	14,042
Amortization of acquired inventory step-up	4,485	9,903
Amortization of loan fees	2,572	679
Amortization of deferred gains on prior swap settlements	(3,189)	(3,189)
Loss on disposal of property and equipment	55	372
Deferred taxes	(752)	(512)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(21,825)	53,299
Inventory	(28,997)	20,411
Income taxes	(25,270)	(20,384)
Prepaids and other assets	9,911	(53,502)
Accounts payable	24,154	(51,389)
Accrued expenses and other liabilities	11,318	(7,265)
Net cash provided by operating activities	50,111	126,685
INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired	(5,041)	(130,918)
Acquisition of other assets, net of cash acquired	(5,344)	(2,432)
Purchases of property and equipment	(32,087)	(32,048)
Net cash used in investing activities	(42,472)	(165,398)
FINANCING ACTIVITIES:
Proceeds from revolver	169,000	210,000
Payments on revolver	(329,000)	(220,000)
Proceeds from issuance of debt	200,000	—
Repayment of term debt	(13,214)	—
Purchase and retirement of common stock	(25,000)	—
Repurchases from stock compensation program, net	(2,613)	(6,163)
Deferred debt issuance/modification costs	(855)	—
Net cash used in financing activities	(1,682)	(16,163)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(358)	257
CHANGE IN CASH AND CASH EQUIVALENTS	5,599	(54,619)
CASH AND CASH EQUIVALENTS—Beginning of period	83,642	145,250
CASH AND CASH EQUIVALENTS—End of period	$89,241	$90,631

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF ADJUSTED EARNINGS PER SHARE
(in thousands, except per share data)
(unaudited)
The following table provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted net income (a non-GAAP measure), and the calculation of adjusted earnings per share (a non-GAAP measure) for the three and nine months ended September 27, 2024 and September 29, 2023. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net income	$4,780	$35,293	$6,691	$116,795
Amortization of purchased intangibles	11,035	6,809	33,355	19,982
Litigation and settlement-related expenses	466	654	3,226	2,291
Other acquisition and integration-related expenses (1)	459	1,121	6,092	11,720
Organizational restructuring expenses (2)	723	1,849	1,243	1,849
Strategic transformation costs (3)	266	—	1,520	—
Tax impacts of reconciling items above	(2,964)	(967)	(9,542)	(5,453)
Adjusted net income	$14,765	$44,759	$42,585	$147,184

Adjusted EPS
Basic	$0.35	$1.06	$1.02	$3.48
Diluted	$0.35	$1.05	$1.02	$3.46

Weighted average shares used to compute adjusted EPS
Basic	41,699	42,395	41,674	42,350
Diluted	41,724	42,510	41,719	42,497
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the nine months ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Acquisition related costs and expenses	$459	$113	$1,607	$1,817
Purchase accounting inventory fair value adjustment amortization	—	1,008	4,485	9,903
Other acquisition and integration-related expenses	$459	$1,121	$6,092	$11,720
(2) Represents expenses associated with various restructuring initiatives.
(3) Represents costs associated with various strategic initiatives.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
NET INCOME MARGIN TO ADJUSTED EBITDA MARGIN RECONCILIATION
(in thousands, except percentages)
(unaudited)
The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and a reconciliation of net income margin to adjusted EBITDA margin (a non-GAAP measure) for the three and nine months ended September 27, 2024 and September 29, 2023. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net income	$4,780	$35,293	$6,691	$116,795
Provision (benefit) for income taxes	250	3,484	(1,388)	20,957
Depreciation and amortization	20,845	14,807	61,699	43,519
Non-cash stock-based compensation	465	3,858	6,574	14,042
Litigation and settlement-related expenses	466	654	3,226	2,291
Other acquisition and integration-related expenses (1)	459	1,121	6,092	11,720
Organizational restructuring expenses (2)	723	1,849	1,199	1,849
Strategic transformation costs (3)	266	—	1,520	—
Interest and other expense, net	13,772	2,588	40,964	11,087
Adjusted EBITDA	$42,026	$63,654	$126,577	$222,260

Net income margin	1.3%	10.7%	0.6%	10.3%

Adjusted EBITDA margin	11.7%	19.2%	12.2%	19.6%

Powered Vehicles Group	$8,948	$26,385	$40,719	$67,925
Aftermarket Applications Group	9,394	31,877	38,420	105,986
Specialty Sports Group	36,521	19,727	89,792	95,666
Unallocated corporate expenses	(12,837)	(14,335)	(42,354)	(47,317)
Adjusted EBITDA	$42,026	$63,654	$126,577	$222,260

(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the nine months ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Acquisition related costs and expenses	$459	$113	$1,607	$1,817
Purchase accounting inventory fair value adjustment amortization	—	1,008	4,485	9,903
Other acquisition and integration-related expenses	$459	$1,121	$6,092	$11,720
(2) Represents expenses associated with various restructuring initiatives, excluding $44 in stock-based compensation for the six month period ended September 27, 2024.
(3) Represents costs associated with various strategic initiatives.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND ADJUSTED GROSS MARGIN
(in thousands, except percentages)
(unaudited)
The following table provides a reconciliation of gross profit to adjusted gross profit (a non-GAAP measure) for the three and nine months ended September 27, 2024 and September 29, 2023, and the calculation of gross margin and adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net sales	$359,121	$331,117	$1,041,084	$1,131,683

Gross Profit	$107,479	$107,227	$321,600	$372,551
Amortization of acquired inventory valuation markup	—	1,008	4,485	9,903
Organizational restructuring expenses (1)	32	1,849	118	1,849
Adjusted Gross Profit	$107,511	$110,084	$326,203	$384,303

Gross Margin	29.9%	32.4%	30.9%	32.9%

Adjusted Gross Margin	29.9%	33.2%	31.3%	34.0%
(1) Represents expenses associated with various restructuring initiatives.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF ADJUSTED OPERATING EXPENSE AS A PERCENTAGE OF NET SALES
(in thousands, except percentages)
(unaudited)
The following tables provide a reconciliation of operating expense to adjusted operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of net sales and adjusted operating expense as a percentage of net sales (a non-GAAP measure), for the three and nine months ended September 27, 2024 and September 29, 2023. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net sales	$359,121	$331,117	$1,041,084	$1,131,683

Operating expense	$88,677	$65,862	$275,333	$223,712
Amortization of purchased intangibles	(11,035)	(6,809)	(33,355)	(19,982)
Litigation and settlement-related expenses	(466)	(654)	(3,226)	(2,291)
Other acquisition and integration-related expenses (1)	(459)	(113)	(1,607)	(1,817)
Organizational restructuring expenses (2)	(691)	—	(1,126)	—
Strategic transformation costs (3)	(266)	—	(1,520)	—
Adjusted operating expense	$75,760	$58,286	$234,499	$199,622

Operating expense as a percentage of net sales	24.7%	19.9%	26.4%	19.8%

Adjusted operating expense as a percentage of net sales	21.1%	17.6%	22.5%	17.6%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(2) Represents expenses associated with various restructuring initiatives.
(3) Represents costs associated with various strategic initiatives.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Such forward-looking statements include, but are not limited to, statements with regard to expectations related to the acquisition of Marucci and the future performance of Fox and Marucci; the Company’s expected demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s expectation regarding its operating results and future growth prospects; the Company’s expected future sales and future adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business including, but not limited to, the possibility that the expected synergies and value creation from the Marucci acquisition will not be realized, or will not be realized within the expected time period; the Company’s ability to maintain its suppliers for materials, product parts and vehicle chassis without significant supply chain disruptions; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the spread of highly infectious or contagious diseases, such as COVID-19, causing disruptions in the U.S. and global economy and disrupting the business activities and operations of our customers, business and operations; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; strategic transformation costs; legal and regulatory developments, including the outcome of pending litigation; the cost of compliance with, or liabilities related to, environmental or other governmental regulations or changes in governmental or industry regulatory standards; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for performance-defining products as well as the Company’s other products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; the impact of change in China-Taiwan relations on our business, our operations or our supply chain, the impact of the Russian invasion of Ukraine or the Israel-Palestine conflict or rising tension in the Middle East on the global economy, energy supplies and raw materials; future economic or market conditions, including the impact of inflation or the U.S. Federal Reserve’s interest rate increases in response thereto; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K for the fiscal year ended December 29, 2023 and filed with the Securities and Exchange Commission on February 23, 2024, or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
ICR
Jeff Sonnek
646-277-1263
Jeff.Sonnek@icrinc.com